UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2011

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32634                                                   95-4439334
(Commission File Number)              (IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320
Durham, North Carolina  27703
(Address of principal executive offices, including zip code)

(919) 765-5000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2011, the Smart Online, Inc. (the “Company”) Board of Directors (the “Board”) expanded the size of the Board by one member, from three to four, and elected Robert M. Brinson, Jr., age 47, as an independent member of the Board.  Mr. Brinson was also appointed as chair of the Board’s newly-established Innovation Committee.

From 2005 until 2007, Mr. Brinson was a board member and Chief Technology Officer of IntelliScience Corporation, a developer of intelligent multi-modal image analysis systems and software.  In 2007, Mr. Brinson became a board member and Chief Technology Officer of IP Tank, LLC.  Mr. Brinson is currently the Chief Visionary Officer of Apokalyyis, Inc., a developer of consultative technology solutions and serves as Chief Technology Officer of Concept Connections and Affirm ID, LLC.  Mr. Brinson serves on the boards of directors of Apokalyyis, Inc. and iissee, LLC, a company specializing in local search solutions. He is also a self-employed technology consultant.

For his service as a director, Mr. Brinson will be entitled to the compensation the Company generally provides to its non-employee directors.  A summary of the Company’s currently-effective director compensation is filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.   Mr. Brinson will also be able to participate in the Company’s 2004 Equity Compensation Plan.  Upon his election, Mr. Brinson received an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $1.35 per share (equal to the fair market value of the common stock on September 15, 2011, as calculated in accordance with the option plan). This option will vest quarterly through the one-year anniversary of the grant. Mr. Brinson will also receive a monthly fee in the amount of $1,500 for his service on the Board.

Mr. Brinson will be compensated separately at the rate of $10,500 per month for work performed as chair of the Innovation Committee.  Mr. Brinson and the Company will agree as to the duration of this arrangement with the Company.

Mr. Brinson has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Brinson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.
(Registrant)

By:	/s/ Dror Zoreff
Name: Dror Zoreff
Title: Interim President and
Chief Executive Officer

 Date:  September 16, 2011